Exhibit 33.2

                       Shatswell, MacLEOD & COMPANY, P.C.
                          Certified Public Accountants



            Consent of Independent Registerd Public Accounting Firm

   We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-117807) of Investors Capital Holdings, LTD. pertaining to the 2001 Equity Incentive Plan, of our report dated May 15, 2005 with respect to the 2003 consolidated financial statements included in this Form 10-K for the year ended March 31, 2005.


                                          /s/ Shatswell, MacLEOD & COMPANY, P.C.
                                          --------------------------------------
                                              Shatswell, MacLEOD & COMPANY, P.C.

West Peabody, Massachusetts
June 29, 2005